Exhibit 99.1

Civitas Resources Announces Second Quarter 2022 Results; Declares Fixed-plus-Variable Dividend to be Paid in September

DENVER, August 3rd, 2022 - Civitas Resources, Inc. (NYSE: CIVI) (the "Company" or "Civitas") today announced its second quarter 2022 financial results, and has posted an updated investor presentation to its website.

Operational and Financial Highlights for the Second Quarter 2022
•Average daily sales volumes of 175.2 thousand barrels of oil equivalent per day (“MBoe/d”), with oil representing 46% of total volumes, and total capital expenditures of $238.6 million
•LOE plus recurring cash G&A(1) of $3.89 per Boe for the second quarter 2022, down sequentially from $4.25 per Boe in the first quarter of 2022, positions Civitas as a cost leader in the industry
•GAAP net income of $468.8 million and Adjusted EBITDAX(1) of $739.2 million for the second quarter 2022
•Net cash provided by operating activities of $722.2 million and free cash flow(1) of $436.6 million for the second quarter 2022
•Fixed-plus-variable dividend, to be paid in September, increased to $1.7625 per share, up nearly 30% sequentially from $1.3625 per share last quarter
•Retired $100 million of senior notes and exited the second quarter 2022 with $400.0 million in debt
•Total liquidity was $1.4 billion as of June 30, 2022, which consisted of $439.3 million of cash plus funds available under our credit facility

(1) Non-GAAP financial measure; see attached reconciliation schedules at the end of this release.

Combined Base and Variable Dividend to be Paid in September

The Company's board of directors has elected to pay a dividend of $1.7625 per share in the third quarter, which reflects the combination of a variable dividend of $1.3000 per share and a base fixed dividend of $0.4625 per share. This dividend will be paid on September 29, 2022 to shareholders of record as of September 15, 2022. Additional detail regarding the calculation of the variable dividend can be found in the Company's new investor presentation.

Chris Doyle, the Company's President and Chief Executive Officer, commented, “I'm very pleased with our performance during the second quarter. We are seeing the benefits of 18 months of large-scale DJ Basin-focused M&A allowing us to deliver better-than-expected volumes, manage industry-wide cost inflation, and generate significant free cash flow which we are aggressively returning to shareholders, all while preserving the strength of our balance sheet.”

Second Quarter 2022 Results

During the second quarter of 2022, the Company reported average daily sales of 175.2 MBoe/d. Product mix for the second quarter was 46% crude oil, 30% natural gas, and 24% natural gas liquids. The table below provides sales volumes, product mix, and average sales prices for the second quarter 2022 and 2021.

	Three Months Ended June 30,
	2022	2021	% Change
Avg. Daily Sales Volumes:
Crude oil (Bbls/d)	80,312	20,936	284%
Natural gas (Mcf/d)	317,621	70,391	351%
Natural gas liquids (Bbls/d)	41,974	9,655	335%
Crude oil equivalent (Boe/d)	175,223	42,323	314%

Product Mix
Crude oil	46%	49%
Natural gas	30%	28%
Natural gas liquids	24%	23%

Average Sales Prices (before derivatives):
Crude oil (per Bbl)	$106.48	$60.85	75%
Natural gas (per Mcf)	$7.10	$2.31	207%
Natural gas liquids (per Bbl)	$43.79	$28.20	55%
Crude oil equivalent (per Boe)	$72.17	$40.37	79%

Capital expenditures were $238.6 million for the second quarter of 2022, which included $23.9 million of land and midstream capital expenditures. The Company drilled 40 gross (36.6 net) operated wells, completed 27 gross (20.3 net) operated wells, and turned to sales 27 gross (21.5 net) operated wells during the second quarter.

Net crude oil, natural gas, and natural gas liquids revenue for the second quarter of 2022 increased to $1.2 billion compared to $817.8 million for the first quarter of 2022. The increase was a result of higher crude oil, natural gas, and natural gas liquids realized prices and an increase in sales volumes. Crude oil accounted for approximately 68% of total revenue for the quarter. Differentials for the Company's crude oil production, relative to WTI, averaged approximately negative $2.35 per barrel in the quarter. Civitas has recently began to market more of its oil sales volumes in order to achieve the most optimal sales prices; consequently, the Company's oil price differentials have improved and gathering, transportation and processing expenses have increased due to the transportation fees associated with this strategy.

LOE for the second quarter of 2022 on a unit basis increased to $2.63 per Boe from $2.52 per Boe in the first quarter of 2022.

Rocky Mountain Infrastructure (“RMI”) net effective cost for the second quarter 2022 was $0.43 per Boe, which consists of $0.47 per Boe of midstream operating expense offset by $0.04 per Boe of RMI operating revenue from working interest partners. RMI operating revenue from working interest partners is based on production volumes, and the fees are not tied to crude oil or natural gas prices.

The Company's general and administrative ("G&A") expenses were $29.7 million for the second quarter of 2022, which included $6.1 million in non-cash stock-based compensation and $3.4 million of other non-recurring G&A. Recurring cash G&A, which excludes non-recurring and non-cash items, was $20.1 million for the second quarter of 2022. On a per unit basis, the Company's recurring cash G&A decreased 27% sequentially from $1.73 per Boe in the first quarter of 2022 to $1.26 per Boe in the second quarter of 2022.

Recurring cash G&A and RMI net effective cost are non-GAAP financial measures. Please see Schedule 7 and Schedule 8 at the end of this release for a reconciliation to the most comparable GAAP measure.

Acquisition of Interests in Operated Wells

On July 5, 2022, Civitas closed on Purchase and Sale Agreements to acquire non-operating interests in certain of the Company's operated wells for $81.6 million in cash (the "Acquisition"), subject to customary purchase price adjustments. Net volumes acquired in the Acquisition are expected to be approximately 2 Mboe/d over the next 12 months. In conjunction with the Acquisition, the Company also entered into derivative arrangements to hedge the associated net volumes acquired through 2024. The Company's current derivative positions are shown in the latest investor presentation, which was published on the investor relations section of the corporate website today.

2022 Guidance

Civitas is updating its guidance items for 2022 as shown below. This new guidance incorporates roughly 1 Mboe/d of additional production in 2022 from the Acquisition. The Company now expects an average crude oil price differential of roughly negative $4.00-5.00/Bbl relative to WTI during the year and also expects to pay $75-125 million in cash income taxes in 2022 assuming $100/Bbl WTI oil for the remainder of the year.

2022 Updated Guidance	Low		High
D&C Capital Expenditures ($MM)	$890	--	$940
Land, Midstream & Other Capital Expenditures ($MM)	$80	--	$100
Total Production (MBoe/d)	162	--	168
Oil Production (MBbl/d)	73	--	76
% Liquids	68%	--	70%
Lease Operating Expenses ($/Boe)	$2.65	--	$2.80
Gathering, Transportation and Processing Expenses ($/Boe)	$4.25	--	$4.75
Midstream Operating Expenses ($/Boe)	$0.45	--	$0.55
Recurring Cash G&A Expenses ($MM, 2H22)	$42	--	$47
Production Taxes (% of revenue)	8%	--	9%
Note: Guidance is based on $100/Bbl WTI oil and $8.00/MMbtu Henry Hub gas for the remainder of the year. Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond the Company’s control. See “Forward-Looking Statements” below.

Conference Call Information

The Company will host a conference call to discuss these results on August 4, 2022 at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time). A live webcast and replay will be available on the Investor Relations section of the Company’s website at www.civiresources.com. Dial-in information for the conference call is included below.

Type	Phone Number	Passcode
Live participant	888-510-2535	4872770
Replay	800-770-2030	4872770

About Civitas Resources, Inc.

Civitas Resources, Inc. is Colorado’s first carbon neutral oil and gas producer and is focused on developing and producing crude oil, natural gas, and natural gas liquids in Colorado’s Denver-Julesburg Basin. The Company is committed to pursuing compelling economic returns and cash flow while delivering best-in-class cost leadership and capital efficiency. Civitas is dedicated to safety, environmental responsibility, and implementing industry leading practices to create a positive local impact. For more information about Civitas, please visit www.civiresources.com.

Forward-Looking Statements and Cautionary Statements

Certain statements in this press release concerning the credit facility, the results, effects, benefits and synergies of the Acquisition, future opportunities for Civitas, future financial performance and condition, guidance and any other statements regarding Civitas’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the ultimate timing, outcome and results of integrating the legacy operations of Civitas; changes in capital markets and the ability of Civitas to finance operations in the manner expected; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected. Additionally, risks and uncertainties that could cause actual results to differ materially from those anticipated also include general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business; the effects of disruption of our operations or excess supply of oil and natural gas due to the COVID-19 pandemic and the actions by certain oil and natural gas producing countries; the scope, duration and severity of the COVID-19 pandemic, including any recurrence, as well as the timing of the economic recovery following the pandemic; ability of our customers to meet their obligations to us; our ability to generate sufficient cash flow from operations, borrowings, or other sources to enable us to fully develop our undeveloped acreage positions; the presence or recoverability of estimated oil and natural gas reserves and the actual future sales volume rates and associated costs; uncertainties associated with estimates of proved oil and gas reserves; the assumptions underlying forecasts, including forecasts of production, well costs, capital expenditures, rates of return, expenses, cash flow and cash flow from purchases and sales of oil and gas; the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental regulation); environmental risks; seasonal weather conditions; drilling and operating risks, including the risks associated with the employment of horizontal drilling and completion techniques; our ability to acquire adequate supplies of water for drilling and completion operations; availability of oilfield equipment, services, and personnel; exploration and development risks; competition in the oil and natural gas industry; our ability to secure adequate processing capacity for natural gas we produce, to secure adequate transportation for oil, natural gas, and natural gas liquids we produce, and to sell the oil, natural gas, and natural gas liquids at market prices; continued hostilities in Ukraine, the Middle East, South America, and other sustained military campaigns or acts of terrorism or sabotage; and other economic, competitive, governmental, legislative, regulatory, geopolitical, and technological factors that may negatively impact our businesses, operations, or pricing. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional information concerning other risk factors is also contained in Civitas’ most recently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other Securities and Exchange Commission (“SEC”) filings. Civitas undertakes no duty to publicly update these statements except as required by law.

For further information, please contact:

Investor Relations:
John Wren, ir@civiresources.com

Media:
Brian Cain, info@civiresources.com

Schedule 1: Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except for per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating net revenues:
Oil, natural gas, and NGL sales	$1,151,364	$156,035	$1,969,174	$230,194
Operating expenses:
Lease operating expense	41,877	11,358	77,896	17,089
Midstream operating expense	7,469	4,246	13,181	8,151
Gathering, transportation, and processing	79,519	13,721	129,922	18,688
Severance and ad valorem taxes	85,870	9,813	149,174	14,417
Exploration	1,553	3,547	2,081	3,643
Depreciation, depletion, and amortization	204,519	35,006	389,379	53,829
Abandonment and impairment of unproved properties	—	2,215	17,975	2,215
Unused commitments	1,731	4,328	2,507	4,328
Bad debt expense	4	—	4	—
Merger transaction costs	1,418	18,246	21,952	21,541
General and administrative expense (including $6,135, $2,195, $14,225, and $3,807, respectively, of stock-based compensation)	29,666	12,144	65,386	21,395
Total operating expenses	453,626	114,624	869,457	165,296
Other income (expense):
Derivative loss	(72,650)	(73,970)	(368,143)	(97,389)
Interest expense	(8,116)	(3,241)	(17,182)	(3,660)
Gain on property transactions, net	—	—	16,797	—
Other income	4,313	89	5,096	277
Total other expense	(76,453)	(77,122)	(363,432)	(100,772)
Income (loss) from operations before taxes	621,285	(35,711)	736,285	(35,874)
Income tax benefit (expense)	(152,464)	10,392	(175,825)	10,436
Net income (loss)	$468,821	$(25,319)	$560,460	$(25,438)

Comprehensive income (loss)	$468,821	$(25,319)	$560,460	$(25,438)

Net income (loss) per common share:
Basic	$5.52	$(0.83)	$6.60	$(0.99)
Diluted	$5.48	$(0.83)	$6.56	$(0.99)
Weighted-average common shares outstanding:
Basic	84,993	30,655	84,917	25,774
Diluted	85,554	30,655	85,453	25,774

Schedule 2: Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$468,821	$(25,319)	$560,460	$(25,438)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, and amortization	204,519	35,006	389,379	53,829
Deferred income tax expense (benefit)	102,079	(10,184)	125,440	(10,228)
Abandonment and impairment of unproved properties	—	2,215	17,975	2,215
Stock-based compensation	6,135	2,195	14,225	3,807
Amortization of deferred financing costs	1,102	433	2,180	526
Derivative loss	72,650	73,970	368,143	97,389
Derivative cash settlements loss	(181,631)	(20,199)	(348,209)	(23,990)
Gain on property transactions, net	—	—	(16,797)	—
Other	87	49	155	(35)
Changes in current assets and liabilities:
Accounts receivable, net	(44,682)	(8,968)	(32,776)	(14,686)
Prepaid expenses and other assets	(4,181)	2,394	(6,579)	2,500
Accounts payable and accrued liabilities	103,864	(12,501)	192,839	(3,428)
Settlement of asset retirement obligations	(6,536)	(2,496)	(11,667)	(2,902)
Net cash provided by operating activities	722,227	36,595	1,254,768	79,559
Cash flows from investing activities:
Acquisition of oil and natural gas properties	(3,515)	(369)	(303,602)	(549)
Cash acquired	—	49,827	44,310	49,827
Exploration and development of oil and natural gas properties	(206,519)	(28,539)	(467,186)	(57,269)
Purchases of carbon offsets	(7,196)	—	(7,196)	—
Proceeds from (additions to) other property and equipment	134	—	66	(38)
Other	(95)	—	117	—
Net cash provided by (used in) investing activities	(217,191)	20,919	(733,491)	(8,029)
Cash flows from financing activities:
Proceeds from credit facility	100,000	155,000	100,000	155,000
Payments to credit facility	(100,000)	(210,000)	(100,000)	(210,000)
Redemption of senior notes	(100,000)	—	(100,000)	—
Proceeds from exercise of stock options	24	394	202	409
Dividends paid	(116,172)	(10,789)	(219,768)	(10,789)
Payment of employee tax withholdings in exchange for the return of common stock	(2,812)	(2,816)	(15,740)	(2,816)
Deferred financing costs	(1,174)	(3,595)	(1,174)	(3,653)
Other	—	—	—	(21)
Net cash used in financing activities	(220,134)	(71,806)	(336,480)	(71,870)
Net change in cash, cash equivalents, and restricted cash:	284,902	(14,292)	184,797	(340)
Cash, cash equivalents, and restricted cash:
Beginning of period	154,451	38,797	254,556	24,845
End of period (1)	$439,353	$24,505	$439,353	$24,505
(1) Includes $0.1 million of restricted cash and consists of funds for road maintenance and repairs that is presented in other noncurrent assets within the accompanying unaudited condensed consolidated balance sheets (“balance sheets”) as of June 30, 2022 and 2021.

Schedule 3: Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$439,251	$254,454
Accounts receivable, net:
Oil, natural gas, and NGL sales	432,694	362,262
Joint interest and other	95,253	66,390
Prepaid expenses and other	31,064	21,052
Inventory of oilfield equipment	21,195	12,386
Derivative assets	—	3,393
Total current assets	1,019,457	719,937
Property and equipment (successful efforts method):
Proved properties	6,132,620	5,457,213
Less: accumulated depreciation, depletion, and amortization	(803,774)	(430,201)
Total proved properties, net	5,328,846	5,027,012
Unproved properties	666,821	688,895
Wells in progress	303,071	177,296
Other property and equipment, net of accumulated depreciation of $6,072 in 2022 and $4,742 in 2021	50,243	51,639
Total property and equipment, net	6,348,981	5,944,842
Right-of-use assets	31,487	39,885
Deferred income tax assets	—	22,284
Other noncurrent assets	14,505	14,085
Total assets	$7,414,430	$6,741,033
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$306,270	$246,188
Production taxes payable	303,182	144,408
Oil and natural gas revenue distribution payable	494,091	466,233
Lease liability	17,452	18,873
Derivative liability	278,600	219,804
Income tax payable	50,385	—
Asset retirement obligations	24,000	24,000
Total current liabilities	1,473,980	1,119,506
Long-term liabilities:
Senior notes	392,508	491,710
Lease liability	14,576	21,398
Ad valorem taxes	186,603	232,147
Derivative liability	43,225	19,959
Deferred income tax liabilities	107,884	—
Asset retirement obligations	203,104	201,315
Total liabilities	2,421,880	2,086,035
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 85,031,963 and 84,572,846 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	4,917	4,912
Additional paid-in capital	4,197,790	4,199,108
Retained earnings	789,843	450,978
Total stockholders’ equity	4,992,550	4,654,998
Total liabilities and stockholders’ equity	$7,414,430	$6,741,033

Schedule 4: Per unit cash cost margins
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Percent Change	2022	2021	Percent Change
Crude oil equivalent sales volumes (MBoe)	15,945	3,851	314%	30,256	5,728	428%

Realized price (before derivatives)(1)	$72.17	$40.37	79%	$65.02	$39.90	63%

Per unit costs ($/Boe)
Lease operating expense	$2.63	$2.95	(11)%	$2.57	$2.98	(14)%
RMI net effective cost(1)	$0.43	$0.96	(55)%	$0.37	$1.13	(67)%
Gathering, transportation, and processing	$4.99	$3.56	40%	$4.29	$3.26	32%
Severance and ad valorem taxes	$5.39	$2.55	111%	$4.93	$2.52	96%
Recurring cash general and administrative(2)	$1.26	$2.25	(44)%	$1.48	$2.84	(48)%
Interest	$0.51	$0.84	(39)%	$0.57	$0.64	(11)%
Total cash costs	$15.21	$13.11	16%	$14.21	$13.37	6%
Cash cost margin (before derivatives)	$56.96	$27.26	109%	$50.81	$26.53	92%
Derivative cash settlements	$(11.39)	$(5.25)	117%	$(11.51)	$(4.19)	175%
Cash cost margin (after derivatives)	$45.57	$22.01	107%	$39.30	$22.34	76%

Non-cash and non-recurring items
Depreciation, depletion, and amortization	$12.83	$9.09	41%	$12.87	$9.40	37%
Non-cash and non-recurring general and administrative	$0.60	$0.91	(34)%	$0.68	$0.89	(24)%

(1) Realized prices exclude $0.6 million, $0.6 million, $1.9 million, and $1.7 million of oil transportation and gas gathering revenues from third parties, which do not have associated sales volumes for three months ended June 30, 2022 and 2021, and six months ended June 30, 2022 and 2021, respectively. Alternatively, the aforementioned oil transportation and gas gathering revenues from third parties have been netted against the midstream operating expense to arrive at the RMI net effective cost. See Schedule 8 for a reconciliation from GAAP midstream operating expense to RMI net effective cost.

(2) Recurring cash general and administrative expense excludes stock-based compensation, cash severance costs, and other non-recurring fees. Please see Schedule 7 for a reconciliation from GAAP G&A to recurring cash G&A.

Schedule 5: Adjusted Net Income
(in thousands, except per share amounts, unaudited)

Adjusted net income is a supplemental non-GAAP financial measure that is used by management to present a more comparable, recurring profitability between periods. Management believes adjusted net income provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines adjusted net income as net income after adjusting for (1) the impact of certain non-cash items and one-time transactions and correspondingly (2) the related tax effect in each period. Adjusted net income is not a measure of net income as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of adjusted net income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$468,821	$(25,319)	$560,460	$(25,438)
Adjustments to net income (loss):
Abandonment and impairment of unproved properties	—	2,215	17,975	2,215
Unused commitments	1,731	4,328	2,507	4,328
Stock-based compensation(1)	6,135	2,195	14,225	3,807
Non-recurring general and administrative expense(1)	3,449	1,294	6,335	1,294
Merger transaction costs	1,418	18,246	21,952	21,541
Gain loss on property transactions, net	—	—	(16,797)	—
Derivative loss	72,650	73,970	368,143	97,389
Derivative cash settlement loss	(181,631)	(20,199)	(348,209)	(23,990)
Other	87	49	155	(35)
Total adjustments before taxes	(96,161)	82,098	66,286	106,549
Tax effect of adjustments(2)	23,656	(20,196)	(16,306)	(26,211)
Total adjustments after taxes	(72,505)	61,902	49,980	80,338

Adjusted net income	$396,316	$36,583	$610,440	$54,900

Adjusted net income per diluted share	$4.63	$1.19	$7.14	$2.13

Diluted weighted-average common shares outstanding	85,554	30,655	85,453	25,774

(1) Included as a portion of general and administrative expense in the condensed consolidated statements of operations and comprehensive income (loss).
(2) Estimated using the federal and state effective tax rate of 24.6%.

Schedule 6: Adjusted EBITDAX
(in thousands, unaudited)

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management to provide a metric of the Company's ability to internally generate funds for exploration and development of oil and gas properties. The metric excludes items which are non-recurring in nature. Management believes adjusted EBITDAX provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines Adjusted EBITDAX as earnings before interest, income taxes, depreciation, depletion, and amortization, impairment, exploration expenses and other similar non-cash and non-recurring charges. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted EBITDAX.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$468,821	$(25,319)	$560,460	$(25,438)
Exploration	1,553	3,547	2,081	3,643
Depreciation, depletion and amortization	204,519	35,006	389,379	53,829
Abandonment and impairment of unproved properties	—	2,215	17,975	2,215
Stock-based compensation (1)	6,135	2,195	14,225	3,807
Non-recurring general and administrative expense (1)	3,449	1,294	6,335	1,294
Merger transaction costs	1,418	18,246	21,952	21,541
Unused commitments	1,731	4,328	2,507	4,328
Gain on property transactions, net	—	—	(16,797)	—
Interest expense	8,116	3,241	17,182	3,660
Derivative loss	72,650	73,970	368,143	97,389
Derivative cash settlements loss	(181,631)	(20,199)	(348,209)	(23,990)
Income tax (benefit) expense	152,464	(10,392)	175,825	(10,436)
Adjusted EBITDAX	$739,225	$88,132	$1,211,058	$131,842

(1) Included as a portion of general and administrative expense in the consolidated statement of operations and comprehensive income.

Schedule 7: Recurring Cash G&A
(in thousands, unaudited)

Recurring cash G&A is a supplemental non-GAAP financial measure that is used by management to provide only the cash portion of its G&A expense, which can be used to evaluate cost management and operating efficiency on a comparable basis from period to period. Management believes recurring cash G&A provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines recurring cash G&A as GAAP general and administrative expense exclusive of the Company's stock-based compensation and one-time charges. The Company refers to recurring cash G&A to provide typical recurring cash G&A costs that are planned for in a given period. Recurring cash G&A is not a fully inclusive measure of general and administrative expense as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of general and administrative expense to the non-GAAP financial measure of recurring cash G&A.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
General and administrative expense	$29,666	$12,144	$65,386	$21,395
Stock-based compensation	(6,135)	(2,195)	(14,225)	(3,807)
Non-recurring general and administrative expense(1)	(3,449)	(1,294)	(6,335)	(1,294)
Recurring Cash G&A	$20,082	$8,655	$44,826	$16,294

(1) For the three and six months ended June 30, 2022, non-recurring general and administrative expense represents certain one-time expenditures including, but not limited to, donations towards humanitarian relief in Ukraine, CEO cash severance costs, and CEO transition costs. For the three and six months ended June 30, 2021, non-recurring general and administrative expense represents certain one-time expenditures including, but not limited to, legal fees and penalties assumed through the HighPoint Merger.

Schedule 8: RMI Net Effective Cost
(in thousands, unaudited)

RMI net effective cost is a supplemental non-GAAP financial measure that is used by management to assess only the net cash impact the Company’s wholly owned subsidiary, Rocky Mountain Infrastructure, LLC, has on the Company’s consolidated financials. Management believes the net effective cost provides external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, with additional information to assist in their analysis of the Company. The Company defines the RMI net effective cost as GAAP midstream operating expense less revenue generated from working interest partners utilizing the RMI assets.

The following table presents a reconciliation of the GAAP financial measures of midstream operating expense and RMI working interest partner revenue to the non-GAAP financial measure of RMI net effective cost.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Midstream operating expense	$7,469	$4,246	$13,181	$8,151
RMI working interest partner revenue	(582)	(558)	(1,849)	(1,667)
RMI net effective cost	$6,887	$3,688	$11,332	$6,484

Schedule 9: Free Cash Flow
(in thousands, unaudited)

Free cash flow is a supplemental non-GAAP financial measure that is calculated as net cash provided by operating activities before changes in current assets and liabilities less exploration and development of oil and natural gas properties before changes in working capital related to drilling expenditures. Civitas believes free cash flow provides a useful measure of available cash generated by operating activities for other investing and financing activities.

The following table presents a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP financial measure of free cash flow.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$722,227	$36,595	$1,254,768	$79,559
Add back: changes in current assets and liabilities	(48,465)	21,571	(141,817)	18,516
Cash flow from operations before changes in operating assets and liabilities	673,762	58,166	1,112,951	98,075
Less: exploration and development of oil and natural gas properties	(206,519)	(28,539)	(467,186)	(57,269)
Less: changes in working capital related to drilling expenditures	(30,681)	(11,914)	(2,666)	(16,285)
Free cash flow	$436,562	$17,713	$643,099	$24,521